As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act Of 1933

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Canada	98-0661854
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

200 – 3650 Gilmore Way

Burnaby, British Columbia V5G 4W8  Canada

(604) 484-3300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Simon N. Pimstone

Chief Executive Officer

Xenon Pharmaceuticals Inc.

200 – 3650 Gilmore Way

Burnaby, British Columbia V5G 4W8  Canada

(604) 484 - 3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ian C. Mortimer President and Chief Financial Officer Xenon Pharmaceuticals Inc. 200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (604) 484-3300	Jeffrey D. Saper Steven V. Bernard Bryan D. King Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share	(2)	(3)	(3)	—
Preferred Shares, no par value per share	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total			$150,000,000(4)	$18,180(5)
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)

The securities registered hereunder include such indeterminate (i) number of common shares, (ii) number of preferred shares, (iii) warrants to purchase common shares or preferred shares of the Registrant, and (iv) units consisting of some or all of these securities, as may be sold from time to time by the Registrant.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  There are also being registered hereunder an indeterminate number of common shares and preferred shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(3)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee.  Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement will not exceed $150,000,000.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2019

PROSPECTUS

$150,000,000

Xenon Pharmaceuticals Inc.

Common Shares
Preferred Shares
Warrants
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, either individually or as units comprised of one or more of the other classes of securities, up to an aggregate amount of $150,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we offer and sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities.  If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “XENE.” On August 2, 2019, the last reported sale price of our common shares on Nasdaq was $9.37 per share.  There is currently no market for the other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS.  YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2019.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $150,000,000.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as an issuer free writing prospectus.  The prospectus supplement and any issuer free writing prospectus may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the issuer free writing prospectus, as applicable.  You should carefully read this prospectus, any prospectus supplement, and any issuer free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering.  No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision.  Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.  You should assume that the information appearing in this prospectus, any prospectus supplement, any issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “company,” “we,” “us” and “our” and similar terms or “Xenon” refer to Xenon Pharmaceuticals Inc. and its subsidiary.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference.  This summary does not contain all of the information you should consider before deciding to invest in our securities.  You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.  Investors should carefully consider the information set forth under “Risk Factors” on page 4 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto.

Overview

We are a clinical stage biopharmaceutical company committed to developing innovative therapeutics to improve the lives of patients with neurological disorders, including rare central nervous system, or CNS, conditions. We are advancing a novel product pipeline of neurology-focused therapies to address areas of high unmet medical need, with a focus on epilepsy.

To date, our pharmaceutical collaborations have generated in aggregate over $160.0 million in non-equity funding with the potential to provide us with future milestone payments, as well as royalties on product sales.

Our pipeline is summarized in the following figure, which shows our own proprietary product candidates and our partnered pain program with Genentech, a member of the Roche Group:

Corporate Information

We were incorporated in the Province of British Columbia on November 5, 1996 under the predecessor to the Business Corporations Act (British Columbia) under the name “Xenon Bioresearch Inc.” We continued from British Columbia to the federal jurisdiction pursuant to Section 187 of the Canada Business Corporations Act, or the CBCA, on May 17, 2000 and concurrently changed our name to “Xenon Genetics Inc.” We registered as an extra-provincial company in British Columbia on July 10, 2000 and changed our name to “Xenon Pharmaceuticals Inc.” on August 24, 2004.  We have no subsidiaries.  Our principal executive offices are located at 200 – 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, and our telephone number is (604) 484-3300.  Our website address is http://www.xenon-pharma.com.  The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

“Xenon,” the Xenon logo and other trademarks or service marks of Xenon appearing in this prospectus are trademarked and are the property of Xenon Pharmaceuticals Inc.  This prospectus contains references to our trademarks and service marks and to those belonging to other entities.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.  We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies.  As an emerging growth company:

•

we have availed ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	we have provided and will continue to provide less extensive disclosure about our executive compensation arrangements; and
•	we have not required and will not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We may use these provisions until December 31, 2019, the last day of our fiscal year following the fifth anniversary of our initial public offering.  However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.  We may choose to take advantage of some but not all of these reduced burdens.  To the extent that we take advantage of these reduced burdens, the information that we provide securityholders may be different than you might obtain from other public companies in which you hold equity interests.

The Securities We May Offer

We may offer up to $150,000,000 of common shares, preferred shares, warrants and/or units in one or more offerings and in any combination, either individually or as units comprised of one or more of the other classes of securities.  This prospectus provides you with a general description of the securities we may offer.  A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Shares

Each holder of one common share is entitled to one vote for each common share on all matters submitted to a vote of the shareholders, including the election of directors.  There are no cumulative voting rights.  Subject to preferences that may be applicable to any then outstanding preferred shares, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.  In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred shares.

Preferred Shares

Our board of directors has the authority, without further action by the shareholders, to issue an unlimited number of preferred shares in one or more series. Subject to the provisions of the CBCA and the provisions of our outstanding Series 1 preferred shares, our board of directors has the discretion to determine the rights, preferences, privileges, restrictions and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preference of each series of preferred shares. As of June 30, 2019, there were 1,016,000 Series 1 preferred shares outstanding. Any new series of preferred shares authorized by our board of directors will have rights, preferences and privileges that are substantially the same as our Series 1 preferred shares. For additional information regarding our Series 1 preferred shares, see the section of this prospectus titled “Description of Share Capital – Series 1 Preferred Shares.”

Each series of preferred shares will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights and rights to convert into common shares.  No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer on a series a priority in respect of dividends or return of capital over any other series of preferred shares that are then outstanding.

If any cumulative dividends or amounts payable on return of capital in respect of a series of preferred shares are not paid in full, all series of the preferred shares participate rateably in respect of accumulated dividends and return of capital.

Warrants

We may issue warrants for the purchase of common shares or preferred shares.  We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, and any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Those statements may appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and include statements regarding the intent, belief or current expectations of Xenon and our management that are subject to known and unknown risks, uncertainties and assumptions.  You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus.  Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management.  These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.  These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by us pursuant to this prospectus (i) to fund preclinical and clinical development of our product candidates; (ii) to fund drug discovery activities; and (iii) for general corporate purposes, which may include working capital, capital expenditures, and other corporate expenses.

We may also use a portion of the net proceeds to acquire, license and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transactions.

The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including cash flows from operations, the anticipated growth of our business, the progress of our development and commercialization efforts and the status and results of our clinical trials, as well as results from any ongoing collaborations and additional collaborations that we may enter into with third parties and any unforeseen cash needs.  As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.  More detailed information regarding use of proceeds will be described in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares or any other securities.  We currently anticipate that we will retain all available funds and any future earnings, if any, in the foreseeable future for use in the operation of our business and do not currently anticipate paying cash dividends in the foreseeable future.  Payment of future cash dividends, if any, will be at the discretion of the board of directors, subject to applicable law and will depend on various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments and other factors the board of directors deems relevant.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material rights of our common shares and preferred shares, as contained in our articles and by-laws.  This summary is not a complete description of the share rights associated with our common shares and preferred shares. For more detailed information, please see our articles and by-laws, which are filed as exhibits to our quarterly report on Form 10-Q for the period ended September 30, 2014, as filed on December 15, 2014, and our articles of amendment to our articles, creating our Series 1 preferred shares, which is filed as an exhibit to our current report on Form 8-K, as filed on March 28, 2018.

Our authorized share capital consists of (i) an unlimited number of common shares and (ii) an unlimited number of preferred shares issuable in series, of which an unlimited number have been designated as Series 1 preferred shares.  Our board of directors is authorized, without shareholder approval except as required by the listing standards of The Nasdaq Global Market, to issue additional shares of our common shares or preferred shares.

Common Shares

Outstanding Shares

As of June 30, 2019, we had 25,775,056 common shares outstanding, held by approximately 146 holders of record.

As of June 30, 2019, we had outstanding options to purchase an aggregate of 2,663,788 common shares pursuant to our equity plans, at a weighted average exercise price of $7.04 per common share.  As of June 30, 2019, 1,036,992 common shares remain available for future grant or issuance under our 2014 Equity Incentive Plan.

Voting Rights

The holders of our common shares are entitled to one vote for each common share held on all matters submitted to a vote of the shareholders, including the election of directors.  Our articles and by-laws do not provide for cumulative voting rights.  Because of this, the holders of a plurality of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to priority rights that may be applicable to any then outstanding preferred shares, holders of our common shares are entitled to receive dividends, as and when declared by our board of directors in their absolute discretion out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred shares.

Rights and Preferences

Holders of common shares have no pre-emptive or conversion rights and our common shares have no provisions for redemption or repurchase for cancellation, surrender or sinking or purchase funds.  There are no provisions in our articles or by-laws requiring holders of common shares to contribute additional capital.  The rights, preferences and privileges of the holders of common shares are subject to and may be adversely affected by, the rights of the holders of any series of preferred shares that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding common shares are fully paid and nonassessable.  Our board of directors has the authority to issue, without further action by our shareholders, additional common shares.

Preferred Shares

Our board of directors has the authority to issue, without further action by our shareholders, an unlimited number of preferred shares, issuable in one or more series, and subject to the provisions of the CBCA and the provisions of our Series 1 preferred shares, to fix such rights, preferences, privileges, restrictions and conditions thereon, including dividend and voting rights, as our board of directors may determine, and such rights, preferences and privileges, including dividend rights, voting rights and rights relating to the distribution of our assets in the event of liquidation, dissolution or winding up of our affairs, whether, voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, may be superior to those of our common shares.  Any new series of preferred shares authorized by our board of directors will have rights, preferences and privileges that are substantially the same as our Series 1 preferred shares, the terms of which are described in greater detail below.  The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon liquidation.  In addition, the issuance of preferred shares could, among other things, have the effect of delaying, deferring or preventing a change in control of our company or other corporate action and could adversely affect the market price of our common shares and the voting and other rights of the holders of our common shares.  No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer on a series a priority in respect of dividends or return of capital over any other series of preferred shares that are then outstanding. If any cumulative dividends or amounts payable on return of capital in respect of a series of preferred shares are not paid in full, all series of the preferred shares participate rateably in respect of accumulated dividends and return of capital.

Series 1 Preferred Shares

Outstanding Shares

As of June 30, 2019, we had 1,016,000 Series 1 preferred shares outstanding.

Rank

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Series 1 preferred shares are entitled to all of our remaining property and assets pari passu on a share for share basis with the holders of our common shares.

Conversion

Each Series 1 preferred share is convertible into one common share at any time at the holder’s option without payment of any additional consideration, provided that any such conversion must be for at least the lesser of (i) 100,000 Series 1 preferred shares, (ii) the remaining number of Series 1 preferred shares then held by such holder and (iii) such other number of Series 1 preferred shares as agreed between us and such holder. Holders of the Series 1 preferred shares are prohibited from converting Series 1 preferred shares into common shares if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of common shares issued and outstanding immediately after giving effect to such conversion, which we refer to as the Beneficial Ownership Limitation, provided that the holder may reset the Beneficial Ownership Limitation to a higher or lower number (not to exceed 19.99% of the total number of common shares issued and outstanding immediately after giving effect to a conversion) upon providing written notice to us. Any such notice providing for an increase to the Beneficial Ownership Limitation will be effective 61 days after delivery to us.

Each Series 1 preferred share is also convertible into one common share at any time at our option without payment of additional consideration, provided that prior to any such conversion, the holder, together with its affiliates, beneficially owns less than 5.00% of the total number of common shares issued and outstanding and such conversion will not result in the holder, together with its affiliates, beneficially holding more than  5.00% of the total number of common shares issued and outstanding immediately after giving effect to such conversion.

In the event of a change of control, holders of Series 1 preferred shares shall be issued one common share for each outstanding Series 1 preferred share held immediately prior to the change of control (without regard to the Beneficial Ownership Limitation), and following such conversion, will be entitled to receive the same kind and amount of securities, cash or property that a holder of common shares is entitled to receive in connection with such change of control.

Voting Rights

The holders of the Series 1 preferred shares will not be entitled to receive notice of or to attend any meeting of the shareholders and will not be entitled to vote at any such meeting. Notwithstanding the foregoing, the holders of the Series 1 preferred shares are entitled to receive notice of and attend any meeting of the shareholders and vote on all matters on which the common shares are entitled to vote, voting together with the common shares on an as-converted basis and as a single class, provided that the voting rights of any holder shall not exceed the Beneficial Ownership Limitation notwithstanding any voting or other rights the holder may have at law or otherwise. In no case shall a Series 1 preferred share be entitled to more than one vote on an as-converted basis. Any Series 1 preferred shares that are ineligible to convert into common shares due to the Beneficial Ownership Limitation, measured as of a given record date that applies for a shareholder meeting, shall be deemed to be non-voting securities.

We may not, without the affirmative vote of the holders of a majority of the then outstanding Series 1 preferred shares, (i) alter or change adversely the powers, preferences or rights given to the Series 1 preferred shares or alter or amend or repeal any provision of, or add any provision to, our articles or bylaws, or file any articles of amendment, if such action would adversely alter or change the rights, privileges, restrictions and conditions provided for the benefit of the Series 1 preferred shares, or (ii) enter into any agreement with respect to any of the foregoing.

Transferability

Prior to any sale, transfer or other disposition of Series 1 preferred shares, the holder must provide us with prior written notice at least three trading days in advance. No transfers may be effected unless the number of Series 1 preferred shares being transferred is at least the lesser of (i) 100,000 Series 1 preferred shares, (ii) the remaining number of Series 1 preferred shares then held by such holder and (iii) such other number of Series 1 preferred shares as agreed between us and such holder.

Dividends

Holders of the Series 1 preferred shares are entitled to receive dividends (other than dividends in the form of common shares) on the Series 1 preferred shares (without regard to the Beneficial Ownership Limitation) if, as and when declared by our board of directors on the common shares.  All dividends which our board of directors may determine to declare and pay must be declared and paid in equal or equivalent amounts per share on all of the Series 1 preferred shares in priority to the holders of the common shares.

Adjustments

If the common shares are subdivided, consolidated, reclassified or otherwise changed, the Series 1 preferred shares will be subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. If the common shares are exchanged or changed into other securities, cash or other property, the Series 1 preferred shares when converted will be converted into such other securities, cash or other property in the same manner. If the common shares are converted into or exchanged for the right to receive more than one type of consideration, the consideration for which the Series 1 preferred shares are exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of common shares.

Redemption

We may not redeem the Series 1 preferred shares.

Warrants

As of June 30, 2019, we had outstanding warrants entitling holders to purchase an aggregate of 40,000 of our common shares at a weighted-average exercise price of $9.79.

These warrants have a net exercise provision under which their holders may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our stock at the time of exercise of the warrants after deduction of the aggregate exercise price. These warrants contain provisions for adjustment of the exercise price and number of shares issuable upon the exercise of warrants in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Corporate Governance

Under the CBCA, we are required to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting and no later than six months after the end of the preceding financial year.  The CBCA requires that meetings of shareholders shall be held at any place within Canada as our board of directors may from time to time determine.  A notice to convene a meeting, specifying the date, time and location of the meeting must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting or such other minimum period as required by the applicable securities laws.  Under the CBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met.

Under the CBCA, all business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business.  Notice of a meeting of shareholders at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

Under the CBCA, our board of directors has the power at any time to call a special meeting of our shareholders.  In addition, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition.  If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders.  Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.  Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person, an “offeror”, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws.  The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those takeover bid requirements noted above, the acquisition of our shares may trigger the application of statutory regimes including among others, the Investment Canada Act (Canada) and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada).  This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over a significant interest in us.  This legislation grants the Commissioner of Competition jurisdiction to challenge an acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any definable market in Canada.

This legislation requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares.  If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%.  Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner first provides written notice that the acquisition will not be challenged. Where the waiting period has expired and such a written notice has not been provided, or where a notification is not required, the parties may complete the acquisition, though the Commissioner may still challenge it within one year from completion.

There is no limitation imposed by Canadian law or our articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a post-closing notification form with the Investment Review Division of the Canadian government.  The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.  Under the Investment Canada Act, direct acquisition of control of us through the acquisition of our common shares (or  the acquisition of all or substantially all our assets) by a non-Canadian investor who is a Trade Agreement country investor, including a U.S. investor, but not a state-owned enterprise, would be reviewable only if our enterprise value (as determined pursuant to the Investment Canada Act) exceeds CAD$1.568 billion for 2019 (increasing annually on the basis of a prescribed formula in the Investment Canada Act to reflect changes in the Canadian gross domestic product).  If the acquisition of control of us by a non-Canadian that is not a Trade Agreement country investor or a state-owned enterprise, but is a World Trade Organization member country investor, the acquisition of control would be reviewable only if our enterprise value exceeds CAD$1.045 billion for 2019 (increasing annually on the basis of a prescribed formula in the Investment Canada Act to reflect changes in the Canadian gross domestic product). If the acquisition of control of us is by a state-owned enterprise that is a non-Canadian who is a World Trade Organization member country investor, including a U.S. investor, the acquisition of control would be reviewable only if the value of our assets was equal to or greater than CAD$416 million (subject to an annual adjustment on the basis of a prescribed formula in the Investment Canada Act to reflect changes in Canadian gross domestic product).

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity (more than 50% of voting shares).  The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares.  The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.  Certain transactions in relation to our common shares would be exempt from review by the Investment Canada Act including:

•	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;
•

the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•

the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which ultimate direct or indirect control in fact of us, through the ownership of our voting shares, remains unchanged.

Under the national security regime in the Investment Canada Act, a review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.”  Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our common shares or preferred shares, other than withholding tax requirements.

Neither our articles nor by-laws contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made.  Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Actions Requiring a Special Majority

Under the CBCA, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing not less than 66 ⅔% of those votes cast in respect of a shareholder vote addressing such matter.  Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include among others, resolutions: (i) amending our articles; (ii) approving an amalgamation; (iii) approving a continuance; and (iv) providing for a sale, lease or exchange of all or substantially all of our property.

Advance Notice Procedures and Shareholder Proposals

Under the CBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders.  Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the CBCA.  The notice must include information on the business the shareholder intends to bring before the meeting.

In addition, our by-laws require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements.

There is currently no limitation imposed by Canadian law or our articles or by-laws on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada).  These acts will generally not apply except where a control of an existing Canadian business or company, which has Canadian assets or revenue, or enterprise value (as applicable) over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC, or AST.  The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.  The transfer agent’s telephone number is (800) 937-5449.  Additionally, in compliance with the CBCA, we have retained CST Trust Company, an affiliate of AST, to act as our Canadian transfer agent and registrar.  CST Trust Company’s address is 1066 West Hastings Street, Vancouver, BC V6E 3X1, and its telephone number is (604) 235-3703.

Listing

Our common shares are listed on Nasdaq under the symbol “XENE.”

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common shares or preferred shares, or any combination thereof.  Warrants may be issued independently or together with our common shares or preferred shares and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants.  The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common shares or preferred shares will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants;
•	the aggregate number of warrants offered;
•	the designation and terms of the common shares or preferred shares that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. and Canadian federal income tax considerations;
•	the anti-dilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants;
•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;
•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote or receive dividends;
•	receive notice with respect to any meeting of shareholders for the election of our directors or any other matter; or
•	exercise any rights as shareholders of us.

This summary of certain provisions of the warrants is not complete.  For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered.  The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material U.S. and Canadian federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.  These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.  For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial price to public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) in the manner described below under “—At-the-Market Offerings.”

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of securities pursuant to this prospectus, underwriters may have an option to purchase additional securities from us. We will provide information regarding any such option to purchase additional securities from us in the applicable prospectus supplement.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved.  Such securities may also be sold through agents designated from time to time.  The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us.  Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common shares.  We may elect to list any offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended.  Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.  Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. In no event will the total amount of compensation paid to the agents, underwriters and dealers upon completion of any offering exceed 8.0% of the gross proceeds of such offering.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the securities offered by such prospectus supplement by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities offered by such prospectus supplement, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of the securities offered by such prospectus supplement, including the applicability and effect of state, local and non-U.S. or Canadian tax laws, as well as U.S. and Canadian federal tax laws.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.  Certain legal matters relating to the securities offered by this prospectus under Canadian laws will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia.  As of the date of this prospectus, the members and associates of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as a group, own less than 1% of our outstanding securities and the partners and associates of Blake, Cassels & Graydon LLP, as a group, own less than 1% of our outstanding securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Xenon Pharmaceuticals Inc. as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.xenon-pharma.com.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities.  The registration statement, including the attached exhibits, contains additional relevant information about us and the securities.  This prospectus does not contain all of the information set forth in the registration statement.  You can obtain a copy of the registration statement, at prescribed rates, from the SEC as discussed above.  The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.xenon-pharma.com.  We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 29, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 7, 2019 and August 6, 2019, respectively;
•	our Current Reports on Form 8-K filed with the SEC on March 13, March 25 and June 5, 2019, respectively; and
•	the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 10, 2014 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Xenon Pharmaceuticals Inc.
Attn: Investor Relations
200 – 3650 Gilmore Way
Burnaby, BC  V5G 4W8
Canada
(604) 484-3300

You may also access the documents incorporated by reference in this prospectus through our website at www.xenon-pharma.com.  Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$150,000,000

Xenon Pharmaceuticals Inc.

Common Shares
Preferred Shares
Warrants
Units

PROSPECTUS

                 , 2019

Part II
Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than the actual SEC registration fee), other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$18,180
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

Item 15.  Indemnification of Directors and Officers

Under the Canada Business Corporations Act, or CBCA, we may indemnify our current or former directors or officers or any other individuals who act or have acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or the other entity.  The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding.  The individual shall repay the moneys to us if indemnification of the individual is ultimately prohibited under the CBCA, as described below.

Indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request;

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful; and
•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Our by-laws require us to indemnify each of our directors, officers, former directors and officers and persons who act or acted at our request as a director or officer, or in a similar capacity, of a body corporate.  We will indemnify such individual against all costs, charges and expenses, including an amount paid to settle an action or proceeding to which the individual is made a party by reason of being or having been a director of officer of us or such body corporate.  Our by-laws also require us to, with the approval of a court, indemnify such individual referred to above, in respect of an action by or on behalf of us or such body corporate to procure a judgment in its favor, to which the individual is made a party by reason of being or having been a director or an officer of us or such body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action.  However, we shall not indemnify such individual if the individual did not act honestly and in good faith with a view to our best interests or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

Our by-laws authorize us, with the approval of our board of directors, to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer of another entity, against any liability incurred by him or her.

We have indemnification agreements with each of our directors and certain officers.  As provided by our by-laws, these agreements, among other things, indemnify each director and officer to the fullest extent permitted by Canadian law, including indemnification of all costs, charges and expenses reasonably incurred by such person in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer; provided that, we will not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or penal action, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

We have purchased insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by our directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer.

Insofar as indemnification of liabilities arising under the Securities Act 1933, as amended, may be permitted to members of our board of directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16.  Exhibits

Exhibit Index

Exhibit Number	Description of Document	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Articles of the Registrant.	10-Q	001-36687	3.1	December 15, 2014

3.1A	Articles of Amendment to the Articles of the Registrant, creating the Series 1 Preferred Shares.	8-K	001-36687	3.1	March 28, 2018

3.2	Amended and Restated By-laws of the Registrant.	10-Q	001-36687	3.2	December 15, 2014

4.1	Form of Common Share Certificate.	S-1/A	333-198666	4.1	October 6, 2014

4.2	Specimen Series 1 Preferred Share Certificate.	8-K	001-36687	4.1	March 28, 2018

4.3*	Form of Certificate of Designation.

4.4*	Form of Preferred Share Certificate.

4.5*	Form of Warrant Agreement.

4.6*	Form of Warrant Certificate.

4.7*	Form of Unit Agreement.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

*	If applicable, to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.  Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the Registrant is relying on Rule 430B,

(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)The undersigned Registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, Canada on August 6, 2019.

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Simon Pimstone
Chief Executive Officer

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon Pimstone and Ian Mortimer as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Xenon Pharmaceuticals Inc.) to sign any and all amendments to this registration statement on Form S-3, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Simon Pimstone	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2019
Simon Pimstone

/s/ Ian Mortimer	President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2019
Ian Mortimer

/s/ Michael Tarnow	Chair of the Board of Directors	August 6, 2019
Michael Tarnow

/s/ Mohammad Azab	Director	August 6, 2019
Mohammad Azab

/s/ Steven Gannon	Director	August 6, 2019
Steve Gannon

/s/ Michael Hayden	Director	August 6, 2019
Michael Hayden

/s/ Frank Holler	Director	August 6, 2019
Frank Holler

/s/ Gary Patou	Director	August 6, 2019
Gary Patou

/s/ Richard Scheller	Director	August 6, 2019
Richard Scheller

/s/ Dawn Svoronos	Director	August 6, 2019
Dawn Svoronos